SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2004

Martek Biosciences Corporation

(Exact name of registrant as specified in its
charter)

Delaware	000-22354	52-1399362

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

6480 Dobbin Road Columbia, Maryland	21045

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 740-0081

(Former name or former address, if changed since last report)

MARTEK BIOSCIENCES CORPORATION

Item 5.    Other Items and Required FD Disclosure.

     Martek Biosciences Corporation (“Martek”) entered into an Underwriting Agreement on February 3, 2004 with Citigroup Global Markets, Inc. (the “Underwriting Agreement”), with respect to the offer and sale by Martek of 176,885 shares of common stock, par value $0.10 per share (the “Common Stock”). The offering of the Common Stock was made under Martek’s shelf registration statement on Form S-3 (Registration No. 333-102937) (the “Registration Statement”), including a related prospectus as supplemented by a Prospectus Supplement dated February 3, 2004 which will be filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

     A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report. The opinion of counsel regarding the validity of the Common Stock issued pursuant to the offering is filed as Exhibit 5.1 hereto. A copy of Martek’s press release issued on February 4, 2004 announcing the offering is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)    Exhibits.

The following are filed as exhibits to this current report on Form 8-K:

1.1	Underwriting Agreement dated February 3, 2004 between Martek Biosciences Corporation and Citigroup Global Markets, Inc.

5.1	Opinion of Hogan & Hartson, LLP regarding the validity of the securities issued.

99.1	Press release of Martek Biosciences Corporation dated February 4, 2004 announcing the pricing of the offering of common stock.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTEK BIOSCIENCES CORPORATION

Date: February 4, 2004	By:	/s/ Peter L. Buzy

Peter L. Buzy
Chief Financial Officer